                                                                    Exhibit 99.1







Financial Statements and Supplemental Schedule

Robbins & Myers, Inc. Savings Plan for Union Employees

December 31, 2002 and 2001 and for the year ended December 31, 2002 with Report of Independent Auditors

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                            Financial Statements and
                              Supplemental Schedule

                         December 31, 2002 and 2001 and
                      for the year ended December 31, 2002



                                TABLE OF CONTENTS

Report of Independent Auditors...............................................................................1

Audited Financial Statements

Statements of Net Assets Available for Benefits .............................................................2
Statement of Changes in Net Assets Available for Benefits ...................................................3
Notes to Financial Statements................................................................................4

Supplemental Schedule

Schedule H, Line 4i - Schedule of Assets (Held at End of Year)...............................................9

                         Report of Independent Auditors

Corporate Benefits Committee
Robbins & Myers, Inc. Savings Plan for Union Employees

We have audited the accompanying statements of net assets available for benefits of the Robbins & Myers, Inc. Savings Plan for Union Employees as of December 31, 2002 and 2001 and related statement of changes in net assets available for benefits for the year ended December 31, 2002 as listed in the table of contents. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 2002 and 2001 and the changes in its net assets available for benefits for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets (held at end of year) as of December 31, 2002 is presented for purposes of additional analysis and is not a required part of the financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to auditing procedures applied in our audits of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.


                                                      /s/ Ernst & Young LLP

May 2, 2003

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                 Statements of Net Assets Available for Benefits


                                                             DECEMBER 31
                                                        2002             2001
                                                     ---------------------------
ASSETS
Investments at fair value                            $8,302,217       $9,132,013
Participant loans at estimated fair value               218,170                -
                                                     ---------------------------
Total investments                                     8,520,387        9,132,013

Contributions receivable:
    Employee                                             58,313           66,766
    Employer                                             13,851           16,358
                                                     ---------------------------
Total receivables                                        72,164           83,124
                                                     ---------------------------
Net assets available for benefits                    $8,592,551       $9,215,137
                                                     ===========================

See accompanying notes.

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

            Statement of Changes in Net Assets Available for Benefits

                          Year ended December 31, 2002



ADDITIONS
Employee contributions                                              $   763,760
Employer contributions                                                  182,057
Dividend income - Robbins & Myers, Inc. common stock                      5,056
Dividend and interest income                                            249,910
                                                                    -----------
     Total additions                                                  1,200,783

DEDUCTIONS
Net depreciation in fair value of investments                         1,038,279
Benefits paid directly to participants                                  785,090
                                                                    -----------
     Total deductions                                                 1,823,369
                                                                    -----------

Net decrease                                                           (622,586)

Net assets available for benefits, at beginning of year               9,215,137
                                                                    -----------
Net assets available for benefits, at end of year                   $ 8,592,551
                                                                    ===========

See accompanying notes.

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                          Notes to Financial Statements

                                December 31, 2002


1. DESCRIPTION OF THE PLAN

The following description of the Robbins & Myers, Inc. (the Company) Savings Plan for Union Employees (the Plan) provides only general information. Participants should refer to the Summary Plan Description for a more complete description of the Plan's provisions.

GENERAL

The Plan is a defined contribution plan, which covers hourly employees of Pfaudler, Inc., Chemineer, Inc., and Moyno, Inc., who are covered by collective bargaining agreements at their United States operations. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

CONTRIBUTIONS

Each year, participants can make pre-tax and/or after-tax basis contributions up to a maximum of 12 percent of annual compensation as defined in the Plan. For Pfaudler employees, the plan sponsor contributes an additional 50 percent of the first 6 percent of each participant's compensation that the participant elects to contribute. For Moyno, Inc. employees, the plan sponsor contributes an additional 20 percent of the first 6 percent of each participant's compensation. The plan sponsor does not make any matching contributions for employees of Chemineer.

DISTRIBUTIONS

Distributions of vested balances are available upon termination subject to the approval of the Plan Administrator, retirement after attaining age sixty-five, death, or permanent and total disability. Distributions are made in either a lump sum payment or an annuity to designated beneficiaries and joint survivors.

PARTICIPANT ACCOUNTS

Each participant's account is credited with the participant's contribution and allocations of (a) the Company's contributions and (b) plan earnings. All amounts in participant accounts are invested in the Plan's investment options as directed by the participants. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                    Notes to Financial Statements (continued)



1. DESCRIPTION OF THE PLAN (CONTINUED)

VESTING

Participants are immediately vested in their contributions and any earnings on these contributions. Employees of Pfaudler, Inc. are 100% vested in employer matching contributions immediately. Matching contributions made by the Company for Moyno, Inc. employees become vested as follows:

                                                        VESTING
                YEARS OF VESTING SERVICE              PERCENTAGE
                ------------------------------------------------

                Less than 1 year                           0%
                1 year but less than 2 years              20%
                2 years but less than 3 years             40%
                3 years but less than 4 years             60%
                4 years but less than 5 years             80%
                5 years or more                          100%

ADMINISTRATIVE EXPENSES

Brokerage fees and other direct costs of investments are paid by the fund to which the costs are attributable. All other expenses are paid by the Company.

PLAN TERMINATION

Although it has not expressed an intent to do so, the Company has the right to discontinue its contributions at any time and terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

PLAN AMENDMENTS

The Company amended the Plan to adopt certain provision of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA). This amendment is intended as good faith compliance with the requirements of EGTRRA effective January 1, 2002.

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                    Notes to Financial Statements (continued)



1. DESCRIPTION OF THE PLAN (CONTINUED)

PLAN AMENDMENTS (CONTINUED)

Effective January 1, 2002, participants of the Pfaudler bargaining unit may borrow from their fund accounts a maximum of the lesser of 50% of their vested account balance or $50,000 reduced by the outstanding balance of loans from the Plan on the date the loan is made. All loans must be repaid in level payments on at least a quarterly basis over a five-year period except if the loan is for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bears interest at a rate commensurate with local prevailing rates.

2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Plan maintains its accounting records on the accrual basis of accounting.

VALUATION OF INVESTMENTS

The Plan's investments are stated at fair value. The shares of the common stock and the registered investment companies are valued at quoted market prices, which represent the net asset values of shares held by the Plan at year-end. The units of the common collective trust are based on redemption values on the last business day of the Plan year.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates that affect the amounts reported in the financial statements. Actual results could differ from those estimates.

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                    Notes to Financial Statements (continued)

3. INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated November 5, 1996, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the Code) and, therefore, the related trust is exempt from taxation. Subsequent to this issuance of the determination letter, the Plan was amended. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Company has indicated that it will take the necessary steps, if any, to maintain the Plan's qualified status.

4. INVESTMENTS

The fair value of individual investments that represent 5 percent or more of the Plan's fair value of assets available for benefits as of December 31 is as follows:

                                                  2002              2001
                                               -----------------------------

     Robbins & Myers, Inc. common stock        $  461,205        $  517,013
     The Vanguard Group, Inc.:
        Prime Money Market Fund                   794,514           794,838
        Wellington Fund                         1,971,730         2,241,885
        Windsor II Fund                         1,647,626         2,152,472
        Retirement Savings Trust                2,360,589         1,926,873
        Small Cap Index Fund                      440,281           707,335
        500 Index Fund                            530,590           712,535

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

                    Notes to Financial Statements (continued)

4. INVESTMENTS (CONTINUED)

During the year ended December 31, 2002, the Plan's investments (including investments purchased, sold as well as held during the year) appreciated (depreciated) in fair value as determined by quoted market price as follows:


                                                        NET REALIZED AND
                                                    UNREALIZED APPRECIATION
                                                     (DEPRECIATION) IN FAIR
                                                      VALUE OF INVESTMENTS
                                                  ------------------------------

         Robbins & Myers, Inc. common stock                 $ (96,557)
                                                            =========

         The Vanguard Group, Inc. (registered
            investment companies):
            Wellington Fund                                 $(227,339)
            Windsor II Fund                                  (401,906)
            Small-Cap Index Fund                             (144,592)
            International Growth Fund                             (77)
            U.S. Growth Fund                                     (246)
            500 Index Fund                                   (169,674)
            Total Bond Market Index Fund                        2,112
                                                            ---------
         Total registered investment companies              $(941,722)
                                                            =========

5. TRANSACTIONS WITH RELATED PARTIES

As of December 31, 2002 and 2001, the Plan held 25,066 and 22,085 shares, respectively, of Robbins & Myers, Inc. common stock in a company stock fund. During 2002, shares were purchased at a total cost of $210,892 and shares were sold at a total selling price of $170,143.

                              SUPPLEMENTAL SCHEDULE

                              Robbins & Myers, Inc.
                        Savings Plan for Union Employees

           Employer Identification Number 31-0424220/ Plan Number 012

         Schedule H, Line 4i - Schedule of Assets (Held at End of Year)


                                December 31, 2002

                                             DESCRIPTION OF INVESTMENTS
                                               INCLUDING MATURITY DATE
      Identity of Issue, Borrower,           RATE OF INTEREST, COLLATERAL,                             CURRENT
         Lessor or Similar Party                 PAR OR MATURING VALUE                  COST            VALUE
--------------------------------------------------------------------------------------------------------------------

Robbins & Myers, Inc. *                       25,066 shares of Common
                                                Stock                                    **              $  461,205
The Vanguard Group, Inc.:*
      Wellington Fund                         80,282  units of Registered
                                                Investment Company                       **               1,971,730
      Windsor II Fund                         79,213 units of Registered
                                                Investment Company                       **               1,647,626
      Retirement Savings Trust                2,360,589 units of Common
                                                Collective Trust                         **               2,360,589
      U.S. Growth Fund                        170 units of Registered
                                                Investment Company                       **                   2,051
      International Growth Fund               20 units of Registered
                                                Investment Company                       **                     238
      500 Index Fund                          6,538  units of Registered
                                                Investment Company                       **                 530,590
      Prime Money Market Fund                 794,514  units of Registered
                                                Investment Company                       **                 794,514
      Small Cap Index Fund                    28,115  units of Registered
                                                Investment Company                       **                 440,281
      Total Bond Market Index Fund            8,997  units of Registered
                                                Investment Company                       **                  93,393
Participant Loans                             Interest rates from 5.75%- 6.50%                              218,170
                                                                                                   -----------------
                                                                                                         $8,520,387
                                                                                                   =================

*     Party-in-interest to the Plan.

** Cost of asset is not required to be disclosed as investment is participant-directed.